UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12
Nuveen Global Cities REIT, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

nuveen

Nuveen Global Cities REIT, Inc.

730 Third Avenue, 3rd Floor

New York, NY 10017

April 7, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Nuveen Global Cities REIT, Inc. to be held on June 27, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting https://meetnow.global/MACCZZP.

The Notice of the Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(1)

elect the six members of the board of directors named in the enclosed proxy statement to serve as directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualify; and

(2)	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our board of directors unanimously recommends that you vote for each of the proposals to be considered and voted on at the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on June 27, 2025.

Sincerely yours,

/s/ Michael J.L. Sales

Michael J.L. Sales
Chief Executive Officer and Chairman of the Board

NUVEEN GLOBAL CITIES REIT, INC.

730 Third Avenue, 3rd Floor

New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 27, 2024

To the Stockholders of Nuveen Global Cities REIT, Inc.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Nuveen Global Cities REIT, Inc., a Maryland corporation (the “Company”), will be held on June 27, 2025 at 9:00 a.m. Eastern Time (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting https://meetnow.global/MACCZZP. The Annual Meeting is held for the following purposes:

1.

To elect the six members of the board of directors named in the enclosed proxy statement to serve as directors of the Company until the 2026 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on March 31, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2024, are available, free of charge, at https://www.nuveen.com/gcreit/literature.

Stockholders are requested to promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of the Company. You may authorize a proxy over the Internet or by telephone by following the instructions in the proxy card. You may execute the proxy card using the methods described in the proxy card. Authorizing a proxy is important to ensure a quorum at the Annual Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the virtual Annual Meeting and voting virtually in person.

By Order of the Board of Directors,

/s/ William M. Miller

William M. Miller
Secretary

April 7, 2025

Each of the terms “we,” “our,” “us” and “our company” refers to Nuveen Global Cities REIT, Inc. The term “Advisor” refers to Nuveen Real Estate Global Cities Advisors, LLC, an investment advisory affiliate of Nuveen Real Estate (“NRE”), which is the real estate investment management division of our sponsor, Nuveen, LLC (together with its affiliates, “Nuveen”).

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NUVEEN GLOBAL CITIES REIT, INC.

730 Third Avenue, 3rd Floor

New York, NY 10017

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 27, 2025

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Nuveen Global Cities REIT, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on June 27, 2025 at 9:00 a.m. Eastern Time and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting https://meetnow.global/MACCZZP. This proxy statement and the accompanying materials are being distributed on or about April 7, 2025, to stockholders of record described below and are available at https://www.nuveen.com/gcreit/literature.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on June 27, 2024 at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting https://meetnow.global/MACCZZP. Log on to the webcast with your control number found in the shaded box of your proxy card.

What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a holder of our common stock, par value $0.01 per share, because the Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting. References in this Proxy Statement to “stockholders” refers to holders of our common stock only.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of six director nominees listed herein; and

•	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Dissenters’ rights are not applicable to matters being voted upon.

What is the required vote for approval of each proposal?

Proposal 1: Election of six director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present virtually in person or by proxy at the Annual Meeting is required for the election of each nominee for director. Withheld votes and broker “non-votes,” if any, will have the effect of a vote against the nominees. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm the year ending December 31, 2025. A majority of the votes cast at the Annual Meeting virtually in person or by proxy is required for the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as follows:

•	FOR the election of each of the six director nominees listed herein; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Who can vote?

Holders of record of shares of our common stock as of the close of business on March 31, 2025 (the “Record Date”) will be entitled to vote at the virtual Annual Meeting. As of the Record Date, there were 188,260,972 shares of our common stock outstanding. You are entitled to one vote for each share you held as of the Record Date.

How do I vote if I am a registered stockholder?

If you are a registered stockholder, you may authorize a proxy to vote your shares in any of the ways described below, or in person by attending the virtual Annual Meeting:

•

via the Internet by going to the voting website listed on your proxy card and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a control number and security code, which are required to record your voting instructions via the Internet;

•

by touch-tone by calling the number listed on the proxy card and following the recorded instructions. You will need the control number and security code included on your proxy card in order to record your voting instructions by telephone; or

•	by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or Internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the Internet to assure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to

Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time three (3) business days prior to the date of the Annual Meeting. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us by emailing an image of your legal proxy to shareholdermeetings@computershare.com.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to the voting website listed on your proxy card and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a control number and security code, which are required to record your voting instructions via the Internet.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing the telephone number listed on your proxy card and following the recorded instructions. You will need the control number and security code included on your proxy card in order to record your voting instructions by telephone.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time on June 26, 2025, the day before the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will affirmatively vote to elect all six director nominees as directors and to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters properly presented for consideration at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. You can change your vote by taking any of the following actions:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received prior to 11:59 p.m. Eastern Time on June 26, 2025;

•	authorizing a proxy again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on June 26, 2025;

•	sending a written statement revoking your proxy card to our Secretary, provided such statement is received no later than June 26, 2025; or

•	virtually attending the Annual Meeting, revoking your proxy and voting your shares.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to: Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660, Attention: Secretary. New paper proxy cards should be sent to: Nuveen Global Cities REIT, Inc., c/o Proxy Tabulator, P.O. Box 43131, Providence, RI 02940-3131.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder of record, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting https://meetnow.global/MACCZZP, which provides our stockholders rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. Log on to the webcast with your control number found in the shaded box of your proxy card. The Annual Meeting will convene at 9:00 a.m. Eastern Time on June 27, 2025.

Can I vote my shares in person at the virtual Annual Meeting?

If you are a stockholder of record as of the close of business on the Record Date and prefer to vote your shares at the virtual Annual Meeting, you may do so. Even if you plan to attend the virtual Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the virtual Annual Meeting. The presence, either virtually in person or by proxy, at the Annual Meeting of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Abstentions will also be considered present for the purpose of determining whether we have a quorum.

Who will count the votes?

Votes cast by proxy or virtually in person at the virtual Annual Meeting will be tabulated by an appointed inspector of election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.

How can I get additional copies of this Proxy Statement relating to this solicitation?

You may obtain additional copies of this Proxy Statement by writing to Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660, Attention: Secretary.

Where can I get more information about Nuveen Global Cities REIT, Inc.?

In connection with this solicitation, we have provided you with our Annual Report that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website at www.nuveenglobalreit.com.

How is this solicitation being made?

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. Upon request, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Computershare Fund Services to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Computershare Fund Services customary fees and expenses for these services of approximately $64,245.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders are being asked to consider the election of six of our directors. Our directors are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our Board currently consists of six directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualifies. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and us.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to affirmatively vote such proxy for the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about Director Nominees

The following table and biographical descriptions set forth certain information regarding the director nominees, including a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director.

Name	Age*	Position
Michael J.L. Sales	60	Chairman of the Board and Chief Executive Officer
John L. MacCarthy	65	Director
Donna Brandin	68	Independent Director
John R. Chandler	65	Independent Director
Steven R. Hash	60	Lead Independent Director
Robert E. Parsons, Jr.	69	Independent Director

*	As of April 7, 2025

Michael J.L. Sales has served as our Chairman of the Board and Chief Executive Officer since July 2017. As Chief Executive Officer of Nuveen Real Estate and Real Assets, comprised of the Real Estate, Infrastructure, Natural Capital, Commodities and Private Impact teams, Mr. Sales is primarily responsible for overseeing the business across all regions. He is a member of the Nuveen Executive Leadership Team, which sets and executes strategic goals for the business, and has over 30 years’ experience within the real estate industry. Working closely with the Head of Global Real Estate and senior investment managers, he ensures the business delivers strong financial results and exceeds client expectations for investment performance and service experience. He also works with the Investor Relations Team in developing and maintaining client relationships. Mr. Sales joined NRE as UK Property Investment Manager in 1994 and has held a number of senior management roles before his appointment as Head of the Real Estate business in 2015. He started his career in 1989 as a Development Surveyor at Morgan Grenfell Laurie, where he was then appointed to Head of UK Investment Agency in 1993. Mr. Sales holds a B.A. in Business Studies from Middlesex Business School, and a MPhil in Land Management from Reading University. He is a Member Associate of the Royal Institution of Chartered Surveyors and a member of the Investment Property Forum.

Mr. Sales is a valuable member of our Board because of his extensive real estate and investment experience and his tenure with NRE.

John L. MacCarthy has served as a member of our Board since July 2017. Mr. MacCarthy served as a consultant to TIAA and Nuveen from January through December 2019. He served as the Chief Legal Officer of Nuveen, where he was responsible for overseeing the Legal and Compliance areas of the firm and was a member of Nuveen’s Executive Committee, until his departure in December 2018 when he became a consultant to Nuveen. Mr. MacCarthy was appointed Chief Operating Officer of TIAA Global Real Assets in January 2016, where his responsibilities included overseeing and serving on the boards of subsidiary asset managers specializing in real estate, agriculture, timber, agribusiness private equity and middle market lending. Mr. MacCarthy’s initial focus was on unifying the $65 billion assets under management (“AUM”) U.S. real estate business of TIAA Global Real Assets with the $30 billion AUM NRE business headquartered in London. Mr. MacCarthy joined Nuveen Investments as General Counsel in 2006, becoming Executive Vice President, Secretary and General Counsel in 2008. Before joining Nuveen, Mr. MacCarthy held various positions at the law firm of Winston & Strawn LLP starting in 1985, including Chairman of the Corporate Department and member of the firm’s Executive Committee from 2001 to 2006. Mr. MacCarthy was a member of the board of directors of Healthwell Acquisition Corporation I (NASDAQ: HWEL) from February 2021 through December 2023. Mr. MacCarthy is a member of the Illinois Bar and holds a J.D. from Stanford Law School. He also holds a B.A. in History and Economics from Williams College.

Mr. MacCarthy is a valuable member of our Board because of his experience serving on boards of a number of organizations and his history with Nuveen.

Donna Brandin has served as one of our independent directors and the Chairperson of the Audit Committee since January 2018. Ms. Brandin also served as an independent director of Broad Street Realty, Inc. from January 2022 until November 2023 and as an independent director of CION Man Residential REIT from December 2021 until November 2023. Ms. Brandin served as an independent director and Chairman of the Audit Committee of Invesque Inc. (TSX: IVQ), a publicly traded healthcare real estate company from July 2019 until May 2021. Ms. Brandin retired as the Executive Vice President, Chief Financial Officer and Treasurer of the Lightstone Group in June 2018. In addition, during her tenure with Lightstone Group, she served as Chief Financial Officer, Treasurer and Principal Accounting Officer of five public, non-listed REITs sponsored by the Lightstone Group. After Lightstone Group, she served as a strategic advisor to eRESI, a residential mortgage trading platform of a prominent New York City family office from October 2019 to October 2021. Prior to joining the Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007. From July 2004 to September 2007, Ms. Brandin was the Executive Vice President and Chief Financial Officer of Equity Residential (NYSE: EQR), the largest publicly traded multifamily REIT in the country. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health Inc. from July 2000 through July 2004. Prior to 2000, Ms. Brandin held various executive-level positions at The Campbell Soup Company, Emerson Electric Company and Peabody Holding Company. Ms. Brandin is a certified public accountant and holds a B.S. in Business Administration from Kutztown University and a Master’s degree in Finance from St. Louis University. Ms. Brandin also completed the Corporate Directors Certificate Program at Harvard Business School of Executive Education.

Ms. Brandin’s qualifications to serve on our Board include her considerable experience in financial matters, including her experience as a chief financial officer of several organizations, including publicly-traded and public, non-listed REITs. Her experience serving on the boards of other public and private companies also contribute to her qualifications.

John R. Chandler has served as one of our independent directors since January 2018. Mr. Chandler is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging companies at the intersection of real estate, asset management and technology. Prior to forming Majesteka in 2017, Mr. Chandler was Managing Director and Chairman of BlackRock Inc.’s Global Real Estate business with a focus on the strategic development of the platform as well as investment and client activities. He was also a member of the Real Estate Global Executive Committee, the BlackRock Alternative Investment

Executive and Investment Committees. He joined BlackRock Inc. in 2011 as Global Head of Real Estate with responsibilities for the business and investment performance of the platform. Prior to joining BlackRock Inc., Mr. Chandler held various positions with LaSalle Investment Management, Inc. (“LIM”), most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific. From 2000 until 2010, Mr. Chandler was based in Singapore as LIM’s Chief Executive Officer for Asia Pacific, where he was responsible for growing LIM’s Asia Pacific business into a business with $7.4 billion of assets under management. Prior to relocating to Asia in 2000, Mr. Chandler was Managing Director for LIM’s direct investment activities in the United States. Since June 2021, Mr. Chandler has served as Chairman and CIO for Shelter Acquisition Corporation (NASDAQ: SHQA), a special purpose acquisition company focused on the real estate technology sector. Mr. Chandler is a founding member of the Asian Real Estate Association, a member of the Americas Executive Committee as well as the Global Board of Trustees and Treasurer for the Urban Land Institute, an Executive Committee member at the Wharton School Real Estate Center, and member of the Pension Real Estate Association. Mr. Chandler holds a B.S. in Industrial Engineering from the University of Massachusetts and an M.B.A. from Harvard University.

Mr. Chandler’s qualifications to serve on our Board include his depth of experience in global real estate finance and investment management. His managerial roles at various investment management firms provide him with leadership experience that we believe is valuable to our Board in fulfilling its duties.

Steven R. Hash has served as our lead independent director since January 2018. From 2012 through April 2020, Mr. Hash served as Co-Founder, President and Chief Operating Officer for Renaissance Macro Holding, LLC, a boutique equity research and trading business focused on macro research in the investment strategy, economics and Washington policy sectors. Prior to his co-founding of Renaissance Macro Holding, LLC, Mr. Hash served in various executive positions for Lehman Brothers/Barclays Capital Inc., including: from 2006 to 2012, Global Head of Real Estate Investment Banking, where he was responsible for a global team conducting all investment banking and related activities in the real estate sector; from 2008 to 2011, Chief Operating Officer of Global Investment Banking, where he was responsible for all operations of the firm’s global investment banking functions; and from 2003 to 2006, Global Head of Equity Research, where he was responsible for all aspects of the firm’s Global Equity Research Department. Since 2013, Mr. Hash has served as an independent director, member of the Audit Committee and chairman of the Compensation Committee of Alexandria Real Estate Equities, Inc. and has been the lead independent director since 2017. Since 2015, he has served as an independent director of The Macerich Company and he is currently the non-executive Chairman of the Board. From 2019 to 2020, Mr. Hash served as an independent director of DiamondPeak Holdings Corp., a special purpose acquisition corporation. Mr. Hash holds a B.A. in Business Administration from Loyola University and an M.B.A. from Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on our Board are demonstrated by his experience as an independent director of public REITs and his significant experience in real estate investment banking. His managerial roles at various financial institutions focusing on equity research and real estate investment also provide him with leadership experience that we believe is valuable to our Board in fulfilling its duties.

Robert E. Parsons, Jr. has served as one of our independent directors since January 2018. Mr. Parsons served as the Executive Vice President, Strategy and Business Development of Exclusive Resorts, LLC from 2020 to January 2024 and previously served as the Chief Financial Officer from 2004 (shortly after its founding) until 2020. From 1995 to 2002, Mr. Parsons was the Chief Financial Officer of Host Marriott Corporation. He began his career with Marriott Corporation in 1981 and continued to work in various financial planning, strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993.

After the split, Mr. Parsons served as Treasurer of Host Marriott Corporation, before being promoted to Chief Financial Officer. From 2010 until 2019, Mr. Parsons served as an independent director and as chair of the Audit Committee of the Board of Directors of CareyWatermark Investors 1. From 2015 to 2022, Mr. Parsons also served as an independent director of Watermark Lodging Trust (formerly Carey Watermark Investors 2), and served as the lead independent director and a member of the Audit Committee. CareyWatermark Investors 2 merged with CareyWatermark Investors 1 in 2020 and at the same time changed the name of the company to Watermark Lodging Trust. Prior to the merger, Mr. Parsons served as lead independent director, the chair of the Special Committee of the Board and chair of the Audit Committee of CareyWatermark Investors 2. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired both the Audit Committee and a special board committee. Since 2002, Mr. Parsons has also been a Managing Director of Wasatch Investments, a small privately held consulting and investment firm. Mr. Parsons holds a B.A. in Accounting and an M.B.A. from Brigham Young University.

Mr. Parsons’s qualifications to serve on our Board are demonstrated by his experience as an independent director to other public, non-listed REITs and his leadership experience as an executive officer in the hospitality industry.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES.

Risk Oversight and Board Structure

We operate under the direction of the Board. The role of the Board is to provide general oversight of our business affairs and to exercise all of our powers except those reserved for the stockholders. The responsibilities of the Board also include oversight of our investment activities, our financing arrangements and corporate governance activities.

Our charter and committee charters require a majority of the Board, all members of our audit committee (the “Audit Committee”), and a majority of the members of any other committee established by the Board, to be “independent directors” in accordance with the criteria in our charter and bylaws and the applicable rules of the SEC. As required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our charter defines an independent director as a director who is not and has not for the last two years been, directly or indirectly, associated with Nuveen or the Advisor. A director is deemed to be associated with Nuveen or the Advisor if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of ours) in, is employed by, is an officer or director of, or has any material business or professional relationship with, Nuveen or the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Nuveen or advised by the Advisor or an affiliate. Based upon its review, the Board has affirmatively determined that Ms. Brandin and each of Messrs. Hash, Chandler and Parsons are “independent directors” under our charter and the listing standards of the New York Stock Exchange, including with respect to service on the Audit Committee. Our Board is currently composed of six directors, four of whom are independent directors. The members of the Board who are not independent directors are referred to as “interested directors.”

In considering each director and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, which the Board believes enables a director to make a significant contribution to us, the Board and our stockholders. These experiences, characteristics, attributes and skills include management experience, independence, financial expertise and experience serving as directors or directors of other entities. Our Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of ours and the Board’s.

These experiences, characteristics, attributes and skills relate directly to our management and operations. Success in each of these categories is a key factor in our overall operational success and creating stockholder value. Our Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of our management and our long-term and strategic objectives.

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for us consisting of, among other things, the following activities:

(1)	at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations;

(2)	reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value (“NAV”);

(3)	meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and

(4)

meeting with, or reviewing reports prepared by, the representatives of key service providers, including the Advisor, any sub-adviser, dealer manager, transfer agent and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our Board has established and will review written policies on investments and borrowings consistent with our investment objectives and will monitor our policies and procedures to ensure that such policies and procedures are carried out.

Board Composition and Leadership Structure

Mr. Sales, who is an interested director, serves as both our Chief Executive Officer and Chairman of the Board. Our Board believes that Mr. Sales, as our Chief Executive Officer, is the director with the most knowledge of our business strategy and is best situated to serve as Chairman of the Board. As discussed above, our bylaws and charter require that a majority of the Board consist of persons other than “interested persons.” Mr. Hash serves as our lead independent director and is responsible for, among other things, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chief Executive Officer, and calling meetings of the independent directors, as necessary. Our Board, after considering various factors, has concluded that its structure is appropriate given our current size and complexity.

Board Meetings and Attendance

Our Board met five times during the fiscal year ended December 31, 2024. Each director then serving attended our annual meeting of stockholders held on July 28, 2024. We do not have a formal policy regarding director attendance at an annual meeting of stockholders, but invite and encourage all directors to attend.

Committees of the Board

Our Board has established one standing committee of the Board, the Audit Committee. Our Board has not established a standing compensation committee because our executive officers do not receive any direct compensation from us. Our Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable REITs. Our Board has not established a standing nominating committee because our entire Board participates in the consideration of director nominees.

Audit Committee

Our Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates pursuant to a charter and consists of four members, including a chairperson of the Audit Committee. The Audit Committee members are Ms. Brandin (Chairperson) and Messrs. Chandler, Hash, and Parsons, each an independent director. Our Board has determined that Ms. Brandin is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of

Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of our accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants, reviewing the adequacy of our internal control over financial reporting, and our cybersecurity matters. The Audit Committee met four times during the fiscal year ended December 31, 2024. Each member of the Audit Committee then serving attended the meetings held during 2024. The Audit Committee Charter is available on our website at https://www.nuveen.com/gcreit/literature.

Communications Between Stockholders and the Board

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any particular director to the following address: Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Hedging Policy

Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of the Advisor or its affiliates, or any of their respective designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Executive Officers

The following table and biographical information set forth certain information regarding our executive officers. Mr. Sales’ biographical information is provided in the section “Information about Director Nominees.” Each executive officer holds office until his or her successor is chosen and qualifies, or until earlier resignation or removal.

Name	Age*	Position
Michael J.L. Sales	60	Chairman of the Board and Chief Executive Officer
Chad W. Phillips	46	Co-President
Richard M. Kimble	48	Co-President
Robert J. Redican	60	Chief Financial Officer and Treasurer
William M. Miller	51	Secretary
Abigail Lewis	44	Head of Strategic Insights
Shawn C. Lese	55	Chief Investment Officer
Gracie Coburn	36	Vice President
Halley S. Cunn	33	Vice President
Elizabeth Sworn	48	Vice President - Europe
Carsten Kebbedies	54	Vice President - Asia Pacific

*	As of April 7, 2025

Chad W. Phillips has served as our Co-President since April 2025. Mr. Phillips also serves as Global Head of NRE where he is responsible for over $140 billion of commercial real estate equity and debt investments extending across 22 countries globally, a position he has held since April 2025. He also chairs NRE’s Global

Executive Leadership Team, which oversees the platform’s strategic initiatives. Prior to his current role, from January 2020 to April 2025, Mr. Phillips oversaw the overall strategy, performance and day-to-day activities of NRE’s investments and fundraising across several sectors, including workplace, healthcare, retail and mixed-use. Before joining NRE in March 2019, Mr. Phillips held positions at Guggenheim Real Estate and Banc of America Securities. Mr. Phillips holds a B.A. from Davidson College and a Master’s in Real Estate from Georgetown University.

Richard M. Kimble has served as our Co-President since March 2022 and previously served as our Head of Portfolio Management from July 2017 to March 2022. In his role as Co-President, Mr. Kimble continues to oversee our investment portfolio. Mr. Kimble has over 20 years of experience in structuring and managing equity and debt components of commercial real estate. Prior to serving as Head of Portfolio Management, Mr. Kimble held numerous roles on NRE’s transactions and portfolio management teams and has been involved in more than $10 billion of transactions. In 2012, he opened NRE’s San Francisco office and built out the Northwest transaction team. Before joining the firm in 2007, he worked for RER Financial Group and specialized in commercial mortgage backed securities due diligence assignments, acquisitions, and debt restructurings. Mr. Kimble holds a B.S. in Economics from Mary Washington College and an M.B.A. from the University of North Carolina, Chapel Hill. In addition, he is a CFA Charterholder and is a member of the Urban Land Institute and Commercial Real Estate Development Association.

Robert J. Redican has served as our Chief Financial Officer and Treasurer since April 2024. He also serves as a Managing Director – Head of Fund Finance, Americas at NRE where he is responsible for the accuracy and timeliness of financial reporting for the U.S. funds and accounts managed by NRE. Mr. Redican is a member of Nuveen’s U.S. Investment Committee and Operating Committee, as well as TIAA’s Asset Review Committee. Prior to joining Nuveen in 2006, Mr. Redican worked in multiple accounting roles at several insurance companies. Mr. Redican holds a B.S. in Accounting from Fordham University and an M.B.A. in Finance from Fordham University.

William M. Miller has served as our corporate Secretary since July 2017. He is a Managing Director and Associate General Counsel for Nuveen, where he provides representation and legal oversight to NRE funds and accounts. With over 20 years of experience representing real estate clients, Mr. Miller advises NRE on fund and product formation and related U.S. regulatory issues, as well as transactional matters, including real estate acquisitions, dispositions, joint ventures and financings. Prior to joining Nuveen in 2013, Mr. Miller worked with a special situations investment fund in Hong Kong and in the real estate and finance practices of an international law firm in the United States and Asia. Mr. Miller holds a B.A. in Philosophy from Western Washington University and a J.D. from Cornell Law School.

Abigail Lewis has served as our Head of Strategic Insight since March 2021. She has served as a Managing Director for Nuveen since December 2020, where she is responsible for Nuveen’s global research, sustainability and proptech and innovation functions and oversees NRE’s Tomorrow’s World Strategy, which is intended to future proof the investment strategy in light of global megatrends and integrates environmental, social and governance principles across fund and asset management. From July 2016 to December 2020, Ms. Lewis was the Global Head of Sustainability for NRE, where she integrated sustainability in Nuveen’s real estate process and developed and oversaw Nuveen’s Net Zero Carbon Commitment and Climate Change Risk framework. Prior to joining Nuveen in 2016, Ms. Lewis was the Head of Sustainability for the Property Management Business at Jones Lang LaSalle, UK. Ms. Lewis holds a B.A. in English Literature from The University of Sheffield.

Shawn C. Lese has served as our Chief Investment Officer since March 2022. Since February 2020, Mr. Lese has served as the Chief Investment Officer and Head of Funds Management for NRE’s approximately $100 billion Americas platform. In this role, he leads the portfolio management team in driving investment performance and partnering with clients on their current and prospective real estate investments. He is a member of Nuveen’s Global Executive Leadership Team and Americas Investment Committee. Prior to joining NRE in 2015, Mr. Lese served as a managing director on the capital markets team of Grosvenor Fund Management.

Mr. Lese has also held positions in Morgan Stanley & Co. LLC’s real estate investment banking group, at Lazard Ltd. and at Sullivan & Cromwell LLP. Mr. Lese holds a B.A. in East Asian Language and Culture from Columbia University, an M.B.A. from Columbia Business School and a J.D. from Columbia University School of Law.

Gracie Coburn has served as our Vice President since March 2022. Since July 2017, Ms. Coburn has also served as a portfolio manager of NRE, where she is responsible for all portfolio management activity for the Nuveen Global Cities REIT, including acquisitions, asset management, investment allocations, capital raise and due diligence efforts. From February 2013 to July 2017, Ms. Coburn was a member of NRE’s San Francisco Acquisitions Team where she covered acquisitions and asset management across the Northwest region of the United States. Ms. Coburn holds a B.S. in Business Administration from the University of Colorado, Boulder.

Halley S. Cunn has served as our Vice President since April 2025. Since November 2022, Ms. Cunn has also served as a portfolio manager of NRE, where she is responsible for portfolio management activity, including acquisitions, asset management, investment allocations, capital raise and due diligence efforts. From August 2021 to November 2022, Ms. Cunn was a member of NRE’s Strategic Transactions team where she sourced strategic transactions and partnerships for housing investments across the United States. Prior to her tenure at Nuveen, Ms. Cunn was a multifamily housing acquisition associate at Aegon Asset Management from June 2018 to August 2021. Ms. Cunn has also held positions with Brixmor Property Group and J.P. Morgan Private Bank. Ms. Cunn holds a dual B.S.B.A. in Finance and International Business from Georgetown University.

Elizabeth A. Sworn has served as our Vice President – Europe since March 2024. Since January 2021, Ms. Sworn has also served as fund manager of NRE’s Cityhold Office Partnership (“CHOP”), a joint venture among the TIAA General Account, Swedish National Pensions System’s AP1 and AP2 buffer funds and CBRE Investment Management. She is responsible for fund strategy, identifying acquisitions, implementing debt strategy and asset management opportunities for current assets, working closely with Nuveen’s local offices across Europe. Prior to her role as fund manager of CHOP, Ms. Sworn was co-Fund Manager of the European Cities Partnership SCSp (the “ECF”), largely responsible for the acquisitions within the portfolio. Ms. Sworn joined NRE in 2004 as an assistant portfolio manager working on a Europe-wide suite of funds set up through a strategic partnership with Ahli United Bank BSC. In 2005, she began to manage one of these funds. From 2008 until 2013, Ms. Sworn managed a Euro-denominated commercial property fund invested in Germany. She also worked within the company’s pan-European indirect team as a portfolio manager responsible for holdings across Europe. Ms. Sworn started her career in property in 2000 working at Jones Lang LaSalle until 2004. Ms. Sworn holds an LLB, honors, in Law & Politics from the University of Birmingham and an M.A. in Property Valuation and Law from Bayes Business School. Ms. Sworn qualified as a Chartered Surveyor in December 2002.

Carsten Kebbedies has served as our Vice President – Asia Pacific since March 2024. Since March 2022, Mr. Kebbedies has also served as Head of Funds Management and Alternatives, Asia-Pacific for NRE where he provides oversight and fiduciary accountability for investor mandates in the Asia-Pacific region. In addition, Mr. Kebbedies oversees strategy, acquisitions, dispositions and operational activity for all alternative real estate sectors in the Asia-Pacific region. Prior to his current role, Mr. Kebbedies led NRE’s Product and Solutions division in the Asia-Pacific region. Mr. Kebbedies joined NRE in 2006 and relocated to Singapore in 2014. Prior to NRE, he was an Assistant Manager at KPMG where he worked on private equity transactions. Mr. Kebbedies holds a first and second state examination in Law and Business Studies from the University Osnabrück, Germany and was admitted as solicitor in Germany in 2002. He also holds a master’s degree (LL.M) from the University of Hull, U.K. in International Business Law.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisor, they have certain responsibilities as executive officers of our company arising from Maryland law, our charter and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by the Board from time to time.

Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by the Board from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics and is available on our website at https://www.nuveen.com/gcreit/literature.
Any waiver of the Code of Ethics may be made only by the Board or the Audit Committee and will be promptly disclosed as required by law. Any modifications to the Code of Ethics will be reflected on our website.
Corporate Governance Guidelines
We have also adopted Corporate Governance Guidelines to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how our directors should perform their respective functions. Our Corporate Governance Guidelines are available on our website at https://www.nuveen.com/gcreit/literature.
Insider Trading Policy
On August 6, 2018, our board of directors adopted an insider trading policy, which is administered by our Compliance Officer. Our insider trading policy governs the sale, repurchase and other dispositions of our securities and applies to our directors, our officers, our employees (if any) and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations applicable to us.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation of Independent Directors
We compensate each of our independent directors with an annual retainer of $100,000, plus an additional retainer of $20,000 to the chairperson of our Audit Committee and $5,000 to our lead independent director. We pay 50% of this compensation in cash, unrestricted stock, or a combination thereof in quarterly installments and the remaining 50% in the form of an annual grant of restricted stock based on the most recent transaction price. Each independent director may elect to receive all or a portion of his or her cash compensation in the form of unrestricted stock. The restricted stock generally vests one year from the date of grant. We do not intend to pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses
incurred in attending board and committee meetings (including airfare, hotel and food). Our directors who are affiliated with the Advisor or Nuveen do not receive additional compensation for serving on the Board or committees thereof.
Our Board has adopted a stock ownership policy for our independent directors, pursuant to which each independent director shall be required to own shares of our common stock in an amount not less than three times the amount of the annual cash retainer (prior to any election to receive the cash portion in unrestricted stock) commencing with the later of the fifth anniversary of his or her initial appointment to the board of directors or May 11, 2027.
The following table sets forth the compensation paid by us to our independent directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Donna Brandin	$60,000	$60,000	$120,000
John R. Chandler	$50,000	$50,000	$100,000
Steven R. Hash	$52,500	$52,500	$105,000
Robert E. Parsons, Jr.	$ —	$100,000	$100,000
Executive Compensation
We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. Pursuant to the terms of the First Amended and Restated Advisory Agreement, among us, Nuveen Global Cities REIT OP, LP, a Delaware limited partnership (the “Operating Partnership”), and the Advisor (the “Advisory Agreement”), the Advisor is responsible for managing our investment activities. Therefore, our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to its executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of our company. Although we do not pay our executive officers any cash compensation, we pay the Advisor the fees under the Advisory Agreement.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under our independent director restricted share plan as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a	)	(b	)	(c	)
Equity Compensation Plans approved by security holders	—		$—		438,511
Equity Compensation Plans not approved by security holders	N/A		N/A		N/A
Total	—		—		438,511
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 31, 2025, information regarding the number and percentage of shares of our common stock owned by each director, executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 730 Third Avenue, 3rd Floor, New York, NY 10017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Executive Officers
Michael J.L. Sales	0	0%
John L. MacCarthy	34,783	*
Donna Brandin	49,194	*
John R. Chandler	14,565	*
Steven R. Hash	17,040	*
Robert E. Parsons, Jr.	45,243	*
Chad W. Phillips	0	0%
Richard M. Kimble	0	0%
Robert J. Redican	0	0%
William M. Miller	0	0%
Abigail Lewis	0	0%
Carly R. Tripp	0	0%
Shawn C. Lese	0	0%
Gracie Coburn	0	0%
Halley S. Cunn	0	0%
Elizabeth A. Sworn	0	0%
Carsten Kebbedies	0	0%
All directors and executive officers as a group (18 persons)**	160,826	*
5% Stockholders
TIAA ***	28,486,825	15%

*	Less than one percent.
**	Holds Class I shares of common stock.
***	Holds Class N shares of common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on review of such reports, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of any class of our equity securities were complied with during fiscal year 2024.
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
The Advisor
We are externally managed by the Advisor, Nuveen Real Estate Global Cities Advisors, LLC, a Delaware limited liability company. The Advisor is an affiliate of NRE and wholly owned subsidiary of Nuveen, our sponsor, which is a wholly owned subsidiary of TIAA. The Advisor will draw upon the substantial real estate investment management capabilities and experience and will leverage the global resources, infrastructure and personnel of NRE and its other affiliates, including Nuveen Asset Management, to provide advisory services to us in furtherance of our investment objectives.
Pursuant to the Advisory Agreement, the Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We or the Advisor may retain other service providers in connection with our operations, including administration, legal and accounting support.
The Advisory Agreement
Our Board at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to us and the Operating Partnership. Pursuant to the Advisory Agreement, our Board has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We believe that the Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

•
serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•
sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by the Board;

•
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.
The above summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.
Term and Termination Rights
The term of the Advisory Agreement is for one year, subject to renewals by the Board for an unlimited number of successive one-year
periods. Our independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Advisor or (3) upon a material breach of the Advisory Agreement by the Advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Advisor.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.
If the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated advisory fee through the date of termination. No termination fees are payable in connection with the termination of the Advisory Agreement. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function. Before selecting a successor advisor, the Board must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Advisory Fee and Expense Reimbursements
Advisory Fee.
 As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor an advisory fee equal to 1.25% of our NAV for the Class T, Class S, Class D and Class I shares and 0.65% of our NAV for the Class N shares, per annum, payable monthly in arrears.
In calculating our advisory fee, we will use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. We will not pay the advisory fee with regard to our investments in the ECF and the Asia-Pacific Cities Fund (the “APCF”). The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.
During the fiscal year ended December 31, 2024, we incurred an advisory fee expense of approximately $23.5 million.
Expense Reimbursement
. We may reimburse the Advisor for
out-of-pocket
costs and expenses it incurs in connection with the services it provides to us, including (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated
person,
(4) out-of-pocket
expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us, but excluding those personnel who provide investment advisory services pursuant to the Advisory Agreement (including each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its Affiliates), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Such out-of-pocket
costs and expenses include expenses relating to compliance-related matters and regulatory filings relating to our activities (including expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Advisor and its affiliates relating to our activities (including our pro rata share of the costs of the Advisor and its affiliates of regulatory expenses that relate to us and Other Nuveen Real Estate Accounts)). “Other Nuveen Real Estate Accounts” means investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised, or managed by NRE or its affiliates, including the ECF and the APCF, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment
vehicles and other entities formed in connection with NRE or its affiliates side-by-side
or additional general partner investments with respect thereto).
During the fiscal year ended December 31, 2024, we did not have any costs to be reimbursed to the Advisor.
The Advisor advanced all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through the first anniversary of the commencement of our initial public offering. In connection with our initial public offering, the Advisor advanced $4.6 million of our organization and offering expenses on our behalf from our inception through December 2018. As of October 2021, we reimburse the Advisor for such advanced expenses ratably over the period ending October 2026. We reimburse the Advisor for any organization and offering expenses it incurs in connection with our current offering and any future public offering as and when incurred. Wholesaling compensation expenses of persons associated with the Dealer Manager (as defined below) are paid by the Dealer Manager without reimbursement from us. After the termination of each public offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from such offering.
Reimbursement by the Advisor.
 The Advisor will reimburse us for any expenses that cause our total operating expenses (all costs and expenses paid or incurred by us), as determined under GAAP, including the advisory fee, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v)
non-cash
expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property) (“Total Operating Expenses”) in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. For purposes of these limits:

•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and debt backed principally by real estate, including all properties, mortgages and real estate-related assets and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash
reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash
charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash
reserves.

For the year ended December 31, 2024, we were in compliance with this requirement and our Total Operating Expenses were 1.22% of Average Invested Assets and 42.15% of Net Income.
Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form
10-Q
or in a current report on Form
8-K
filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
Independent Directors’ Review of Compensation
. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.
In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

Property Management and Other Services Agreements
We engaged NexCore Companies LLC (“Nexcore”), an affiliate of TIAA, to provide property management, accounting, construction and leasing and acquisition services for our investments in healthcare properties. NexCore is a real estate development company focused exclusively on development, acquisition and management of healthcare real estate. As part of this engagement, we may pay acquisition fees to NexCore for sourcing deals and we may also enter into joint ventures with NexCore, and pursuant to the terms of the joint venture agreements, if certain internal rate of return hurdles are met, Nexcore will participate in the profits based on set criteria once each member has received distributions in excess of hurdle rates or at the crystallization event. NexCore has the ability to exercise the crystallization event at any time following the fifth anniversary from the effective date of each respective agreement. We incurred approximately $0.5 million and $0.2 million in management fees and accounting, construction and leasing fees, respectively, related to Nexcore during the year ended December 31, 2024. We did not pay acquisition fees to NexCore during the year ended December 31, 2024.
We previously entered into a joint venture agreement with Imajn Homes Holdings (“Sparrow”), an affiliate of TIAA, to assist us in acquiring and managing single-family housing in the United States. Sparrow is a vertically integrated company with acquisition, asset, property and construction management capabilities. As part of the joint venture arrangement with Sparrow, if certain internal rate of return hurdles are met, Sparrow will participate in the profits based on set criteria at the crystallization event. Subsequent to entering in the agreement, we committed $150.0 million to acquire single-family rentals (“SFRs”) identified by Sparrow. We incurred approximately $0.6 million in asset and property management fees related to Sparrow during the year ended December 31, 2024.
On March 15, 2024, we entered into new property and asset management agreements with a large, institutional-quality SFR operator in the United States. While we are changing day-to-day
operational management responsibilities of our SFR portfolio, we will maintain all approval rights over our SFR investments. Our existing joint venture agreement with Sparrow has been amended in connection with the closing of the transaction, including certain modifications to Sparrow’s performance incentives that limit the duration of the period in which those incentives would be paid.
We entered in an agreement with Frigatebird CP Holdings LLC (“MyPlace”), an affiliate of TIAA, to assist us in acquiring and managing self-storage properties in the United States. MyPlace is a vertically integrated company with acquisition, asset, property and construction management capabilities. As part of the joint venture arrangement with MyPlace, if certain internal rate of return hurdles are met, MyPlace will participate in the profits based on a set criteria once each member has received distributions in excess of hurdle rates or at the crystallization event. MyPlace has the ability to exercise the crystallization event between the fifth and seventh anniversaries from the effective date of the agreement. We incurred approximately $0.2 million in acquisition and asset management fees related to MyPlace during the year ended December 31, 2024.
We entered into a master services agreement with Nuveen Real Estate Project Management Services, LLC (“Nuveen RE PMS”), an affiliate of the Advisor, for the purpose of Nuveen RE PMS providing professional services in connection with certain of our real estate investments. For project management services provided by Nuveen RE PMS, we will pay Nuveen RE PMS fees determined by the estimated total cost of the any project; provided that such fees shall not exceed 6% of project costs. For development and management services provided by Nuveen RE PMS, we will pay Nuveen RE PMS fees to be determined by the complexity and size of the project; provided that such fees shall not exceed 4% of project costs. We incurred approximately $0.0 million in Nuveen RE PMS fees during the year ended December 31, 2024.
Investment in Shares by TIAA
TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share as our initial capitalization. TIAA may not sell any of these shares during the period the Advisor or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including NRE.
Subsequent to our initial capitalization, TIAA purchased, through a wholly owned subsidiary, $300 million of Class N shares (less the $200,000 initial capitalization). These Class N shares (excluding the 20,000 shares that were issued with respect to the initial capitalization, which must be held for so long as the Advisor or its affiliate remains our advisor) are eligible for repurchase, provided that the total amount of such repurchased Class N shares is limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter. However, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock does not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares do not apply to that month or quarter and TIAA is entitled to submit shares for repurchase up to the overall share repurchase plan limits.
As of April 7, 2025, since January 31, 2025, we have repurchased 1.24 million Class N shares from TIAA, and TIAA owns 28.49 million Class N shares with an aggregate value of $342.98 million based on the February 28, 2025 NAV per Class N share.
All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our external advisor.
Dealer Manager Agreement
Upfront Selling Commissions and Dealer Manager Fees.
Nuveen Securities, LLC serves as our Dealer Manager for our public offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares, Class N shares or shares of any class sold pursuant to our distribution reinvestment plan.
During the year ended December 31, 2024, we paid approximately $1.5 million in upfront selling commissions and upfront dealer manager fees to the Dealer Manager. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. Through December 31, 2024, the Dealer Manager had not retained any upfront selling commissions and dealer manager fees.
Stockholder Servicing Fees.
Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•
with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV for the Class T shares;

•	with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•	with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.
We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class N shares.
During the year ended December 31, 2024, we paid approximately $6.3 million in stockholder servicing fees to the Dealer Manager. The Dealer Manager anticipates that all or a portion of the stockholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers. Through December 31, 2024, the Dealer Manager had not retained any stockholder servicing fees.
The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of our offering on which, in the aggregate, underwriting compensation from all sources in connection with our offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Either party may terminate the Dealer Manager Agreement upon 60 days written notice to the other party or immediately upon notice to the other party if such other party failed to comply with a material provision of the Dealer Manager Agreement. No termination fees are payable in connection with the termination of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in our offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares).
For the fiscal year ended December 31, 2024, the costs of raising capital in our offerings, which represent all upfront selling commissions, upfront dealer manager fees, stockholder servicing fees and organization and offering costs accrued by us during the year ended December 31, 2024, represented less than 3% of capital raised.

Related-Party Transaction Policies
Our charter contains policies on transactions with affiliated persons. Under the charter, our independent directors must review and approve transactions with affiliates. In determining whether to approve or authorize a particular related-party transaction, the independent directors will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our auditor since 2017. We know of no direct financial or material indirect financial interest of PricewaterhouseCoopers LLP in our company. Representatives of PricewaterhouseCoopers LLP will be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on our consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the succeeding fiscal year.
Fees
Set forth in the table below are the fees billed to us by PricewaterhouseCoopers LLP for professional services performed for our fiscal years ended December 31, 2024 and 2023 ($ in thousands):

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit fees (a)	$1,030	$946
Audit-related services (b)	—	10
Total	$1,030	$956

(a)
Audit fees include fees for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(b)
Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Pre-Approval
Policies and Procedures
In accordance with the Audit Committee
pre-approval
policy, all audit and
non-audit
services performed for us by our independent registered public accounting firm for the year ended December 31, 2024 were pre-approved
by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The
pre-approval
policy provides for categorical
pre-approval
of specified audit and permissible
non-audit
services and related fees. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved
services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The Audit Committee may delegate
pre-approval
authority to one or more of its members, provided that any decision made by such delegate must be presented to the Audit Committee at its next regularly scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve
services to be performed by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT
As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2024. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. GAAP, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16,
Communication with Audit Committees
, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.
The Audit Committee has established a
pre-approval
policy that describes the permitted audit, audit-related, tax and other services to be provided by our independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves
the audit and
non-audit
services performed by PricewaterhouseCoopers LLP in order to assure that the provision of such services does not impair the firm’s independence.
Any request for audit, audit-related, tax and other services that have not received general pre-approval
must be submitted to the Audit Committee for specific
pre-approval
in accordance with its
pre-approval
policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval
is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval
authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval
decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve
services performed by PricewaterhouseCoopers LLP to management.
The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has reviewed the audit fees paid by us to PricewaterhouseCoopers LLP. It has also reviewed non-audit
services and fees to assure compliance with our and the Audit Committee’s policies restricting PricewaterhouseCoopers LLP from performing services that might impair its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements as of and for the year ended December 31, 2024 be included in our annual report on Form
10-K
for the fiscal year ended December 31, 2024 for filing with the SEC. The Audit Committee also recommended the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Audit Committee Members:
Donna Brandin, Chairperson
Steven R. Hash
Robert E. Parsons, Jr.
John R. Chandler
The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote
The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast at the Annual Meeting duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2025.

SUBMISSION OF STOCKHOLDER PROPOSALS
Any stockholder desiring to present a proposal, including a nomination or other business, at our 2026 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, must give advance written notice thereof containing the information required by our bylaws, including the information required by Rule
14a-19(b)
under the Exchange Act, to our principal executive offices located at Nuveen Global Cities REIT, Inc., 730 Third Avenue, 3rd Floor, New York, NY 10017, Attention: Secretary, no earlier than November 8, 2025 and no later than 5:00 p.m. Eastern Time on December 8, 2025; provided, however, that if the date of the 2026 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150 th
day prior to the date of the 2026 annual meeting of stockholders and not later than 5:00 p.m. Eastern Time on the later of the 120 th
day prior to the date of the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. Pursuant to Rule
14a-8(e)(3)
promulgated under the Exchange Act, such deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule
14a-4(c)
promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2026 annual meeting of stockholders in June 2026. Stockholders also must follow the procedures prescribed in Rule
14a-8
promulgated under the Exchange Act.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address and same last name by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduced printing and delivery costs for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or you submit contrary instructions. Stockholders who participate in householding will continue to receive a separate notice or, if they request paper copies, a separate proxy card, and will remain entitled to vote their individual shares separately. If, at any time, you no longer wish to participate in householding, please notify your broker or financial advisor. Stockholders who share an address and would like to request householding of their communications should contact their broker. In addition, upon written or oral request, we will deliver a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of such documents was previously delivered.
OTHER MATTERS TO COME BEFORE THE MEETING
Our Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.
PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

nuveen REAL ESTATEPO Box 43131Providence, RI 02940-3131EVERY VOTE IS IMPORTANTEASY VOTING OPTIONS:VOTE ON THE INTERNETLog on to:www.proxy-direct.comor scan the QR codeFollow the on-screen instructionsavailable 24 hoursVOTE BY TOUCH-TONECall 1-800-337-3503Follow the recorded instructionsavailable 24 hoursVOTE BY MAILVote, sign and date this proxy card and return in the postage-paid envelopePARTCIPATE IN THE ANNUAL MEETINGvirtually at the following website:www.meetnow.global/MACCZZPon June 27 at 9:00 a.m., Eastern Time. To participate in the virtual Annual Meeting, enter the 14-digit control number from the shaded box on this card.Please detach at perforation before mailing.NUVEEN GLOBAL CITIES REIT, INC.ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON JUNE 27, 2025nuveen REAL ESTATETHIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholder(s) of Nuveen Global Cities REIT, Inc., a Maryland corporation (the Company), revoking previous proxies, hereby appoints Robert J. Redican, William M. Miller and Shawn C. Lese, executive officers of the Company, or any one of them, with power of substitution of each, to attend the Annual Meeting of Stockholders (the Annual Meeting) to be held on June 27, 2025, at 9:00 a.m., Eastern Time, virtually on the internet at the following website: www.meetnow.global/MACCZZP, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. To participate in the Annual Meeting enter the 14-digit control number from the shaded box on this card.Receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement is hereby acknowledged. The votes entitled to be cast by the undersigned will be cast as indicated or FOR each of the nominees for director and FOR each of the other proposals if no choice is indicated. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA TOUCH-TONE: 1-800-337-3503NGC_34488_030525PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.Xxxxxxxxxxxxxx code

EVERY STOCKHOLDERS VOTE IS IMPORTANT!VOTE THIS PROXY CARD TODAY!Important Notice Regarding the Availability of Proxy Materials for Nuveen Global Cities REIT, Inc.,Annual Meeting of Stockholders to be held virtually on June 27, 2025.The Proxy Statement, this proxy card and the Companys annual report are available at https://www.nuveen.com/gcreit/literature.IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,YOU NEED NOT RETURN THIS PROXY CARDPlease detach at perforation before mailing.The votes entitled to be cast by the undersigned will be cast as specified. If no other specification is made, such votes will be cast FOR each of the nominees for director and FOR each of the other proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: A ProposalsThe board of directors unanimously recommends that you vote FOR each of the nominees for director and FOR each of the other proposals.1.To elect six members to the board of directors:01. Michael J.L. Sales02. John L. MacCarthy03. Donna Brandin04. John R. Chandler05. Steven R. Hash06. Robert E. Parsons, Jr.FOR WITHHOLD FOR ALLALL ALL EXCEPTINSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box FOR ALL EXCEPT and write the nominees number on the line provided below.FOR AGAINST ABSTAIN2.To ratify the appointment of PricewaterhouseCoopers LLP as the Companys independent registered public accounting firm for the fiscal year ending December 31, 2025.3.To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereofB Authorized Signatures This section must be completed for your vote to be counted. Sign and Date BelowNote: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.Date (mm/dd/yyyy) Please print date below Signature 1 Please keep signature within the boxSignature 2 Please keep signature within the boxScanner bar codexxxxxxxxxxxxxx NGC 34488 xxxxxxxx